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                                                                    Exhibit 3.62

                             SOLOMONS MINING COMPANY

                          AMENDED AND RESTATED BY-LAWS

            As Adopted Pursuant to Resolution Dated January 13, 2000

                            ARTICLE I - STOCKHOLDERS

      Section 1. Annual Meeting.

      An annual meeting of the Stockholders shall be held at such place as shall be determined by resolution of the Board of Directors on the second Tuesday in May of each year.

      Section 2. Special Meetings.

      Special meetings of the Stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors or the Chief Executive Officer to be held at such time and place as shall be designated in the notice thereof.

      Section 3. Notice of Meetings.

      Written notice of the place, date and time of all meetings of the Stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each Stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of West Virginia or the Certificate of Incorporation).

      When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 4. Quorum.

      At any meeting of the Stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may

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adjourn the meeting to another place, date or time.

      Section 5. Conduct of Business.

      The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

      Section 6. Proxies and Voting.

      At any meeting of the Stockholders, every Stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

      Each Stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as required by law.

      All voting, except on the election of Directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the Stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

      All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

      Section 7. Action by Consent.

      Any and all actions required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting. prior notice or vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote therein are present and voted, and such writing shall be filed with the minutes of the proceedings of the Stockholders.

                         ARTICLE II - BOARD OF DIRECTORS

      Section 1. Powers of the Directors.

      The Board of Directors may, except (i) as otherwise required by law and
(ii) as prohibited by the Certificate of Incorporation or elsewhere in these By-laws, exercise all such powers and do all such acts as may be exercised or done by the Corporation.

      Section 2 Number of Directors.

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      The number of Directors that shall constitute the whole Board of Directors shall be one (1).

      Section 3. Term of Office.

      Each Director shall be elected by the Stockholders to serve at the will and pleasure of the Stockholders and shall serve until such time as his successor is elected and takes office or until his earlier death, resignation or removal.

      Section 4. Vacancies.

      In the case of any vacancy on the Board of Directors or in case of any newly created directorship, a Director to fill such vacancy or such newly created directorship for the unexpired portion of the term being filled shall be elected by the Stockholders.

      Section 5. Resignation.

      Any Director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Stockholders. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

      Section 6. Removal.

      A Director may be removed, either with or without cause and without liability, at any time by a majority vote of either the Board of Directors or the Stockholders.

      Section 7. Regular Meetings.

      Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

      Section 8. Special Meetings.

      Special meetings of the Board of Directors may be called by the Director or one-third of the Directors then in office or by the Chief Executive Officer and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each Director by whom it is not waived (i) by mailing written notice not less than two days before the meeting, or (ii) by telegraphing or telephoning the same not less than twelve hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      Section 9. Quorum.

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      At any meeting of the Board of Directors, a majority of the Directors of the whole Board shall constitute a quorum for all purposes, except to the extent that the presence of a larger number may be required by law, in which case such larger number shall constitute a quorum for all purposes. In the absence of one or more Directors, any action taken by the Board must be with the unanimous approval of all Directors present.

      Section 10. Participation in Meetings by Conference Telephone.

      Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      Section 11. Action by Consent.

      Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, prior notice or vote, if a consent in writing setting forth the action so taken shall be signed by all the Directors and such writing is filed with the minutes of the proceedings of the Board of Directors or committee.

                             ARTICLE III - OFFICERS

      Section 1. Election.

      The officers of the Corporation shall be elected by the Board of Directors.

      Section 2. Term of Office.

      Each officer shall be elected by the Board of Directors to serve at the will and pleasure of the Board of Directors and shall hold office until his successor is elected and takes office or until his earlier death, resignation or removal.

      Section 3. Officers of the Corporation.

      The initial officers of the Corporation shall consist of a President and a Secretary, and such other officers as may be named from time to time by the Board of Directors. No more than two offices may be held by the same person. The President shall not serve as Secretary.

      Section 4. Resignation.

      Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action by the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

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      Section 5. Removal.

      An officer elected by the Board of Directors may be removed, either with or without cause and without liability at any time by a majority vote of the Board of Directors or the Stockholders.

      Section 6. President.

      The President shall be the Chief Executive Officer of the Corporation. Subject to any restrictions imposed by the Certificate of Incorporation and in these By-laws, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him by the Board of Directors or the Stockholders, including the power to enter into commitments, execute and deliver contracts, and do and perform all such other acts and things as are necessary and appropriate to accomplish the Corporation's business and operations and to manage the business and affairs of the Corporation; provided, however, that the President's powers shall not (i) without authorization of the Board of Directors, include the power to borrow money, mortgage, pledge or otherwise encumber assets, grant proxies to vote shares of stock owned or held by the Corporation, or guarantee debts or obligations of any other person, corporation or other entity, or (ii) without authorization of the Board of Directors, include the power to sell, transfer or otherwise dispose of assets of the Corporation or execute and deliver contracts, deeds, leases and other instruments or sell, transfer or otherwise dispose of assets of the Corporation in the ordinary and usual course of the Corporation's business. Provided that no such Board approval shall be required pursuant to this Section 6 for any transaction having a value or creating an obligation of less than $500,000.00.

      Section 7. Vice President.

      The Vice President, or if there be more than one, the Vice Presidents, if and when elected, shall have such powers and discharge such duties as may be delegated or assigned to him or them from time to time by the Board of Directors or the President.

      Section 8. Secretary.

      The Secretary shall issue all authorized notices for and shall keep minutes of all meetings of the Stockholders and the Board of Directors and shall perform such other duties as the Board of Directors or the President shall prescribe.

      Section 9. Assistant Secretary.

      The Assistant Secretary, or if there be more than one, the Assistant Secretaries, if and when elected, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

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      Section 10. Treasurer.

      Until the Board of Directors shall name a Treasurer, the duties of the Treasurer shall be performed by the Secretary. The Treasurer shall have custody and control of the moneys and securities of the Corporation and shall deposit all money in the name and to the credit of the Corporation in such bank or banks as may be duly designated pursuant to these By-laws.

      The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers therefor and rendering to the President and the Board of Directors from time to time, as may be required of him, account of all his transactions as Treasurer and of the financial condition of the Corporation.

      The Treasurer shall perform all such duties as are incident to his office or that may be properly required of him by the Board of Directors or the President.

      Section 11. Limitation on Powers.

      The powers and authorities of the officers of the Corporation other than the President shall be subject to the limitation set forth in Section 6 of this
Article III applicable to the President.

                ARTICLE IV - CHECKS, DRAFFS, BANK ACCOUNTS, ETC.

       Section 1. Execution of Documents.

      The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate by written instrument to other officers, employees or agents of the Corporation).

     Section 2. Deposits.

      All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

                           ARTICLE V - INDEMNIFICATION

      Section 1. Indemnification of Directors, Officers and Employees.

      Every person who is or was a director, officer or employee of the Corporation or of any other corporation or entity which he served as such at the request of the Corporation, may, in accordance with Section 2 of this Article V, be indemnified by the Corporation against any and

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all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or entity or otherwise), civil or criminal, administrative or investigative, or in connection with an appeal relating thereto in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, or such other corporation or entity, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Corporation, or such other corporation or entity, as the case may be, and, in addition, in any criminal action or proceeding, had not reasonable cause to believe that his conduct was unlawful. As used in this Article V, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

      Section 2. Right to Indemnification.

      Every person referred to in the first paragraph of this Article V who has been wholly successful, on the merits or otherwise, with respect to any claims, action, suit or proceeding of the character described in such first paragraph, shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under such first paragraph may be made by the Board of Directors, in its discretion, but only if either (i) the Board of Directors, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit or proceeding, shall have found that the director, officer or employee has met the applicable standard of conduct set forth in such first paragraph, or (ii) if there be no such disinterested quorum, independent legal counsel (who may be the regular outside counsel of the Corporation) shall have delivered to the Corporation written advice to the effect that, in their judgment, such applicable standard has been met.

      Section 3. Expenses.

      Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article V may be paid by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to indemnification by the Corporation.

      Section 4. Other Rights.

      The rights of indemnification provided in this Article V shall be in addition to any other rights to which a director, officer or employee of the Corporation, or such other corporation or entity, may otherwise be entitled by contract, vote of disinterested Stockholders or directors or

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otherwise or as a matter of law; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

                         ARTICLE VI - STOCK CERTIFICATES

      Section 1. Issuance.

      Each Stockholder shall be entitled to a certificate signed by the President or any other duly appointed officer of the Corporation certifying the number of shares owned by him.

     Section 2. Transfer.

      Transfers of stock shall be made only upon the transfer books of the Corporation.

              ARTICLE VII - LOCATION OF BOOKS, ACCOUNTS AND RECORDS

      All books, accounts and records of the Corporation including, but not limited to, stock ledgers and minute books shall be located and kept at the same location where the books accounts and records of any Stockholder of the Corporation which owns 51% or more of the issued and outstanding stock of this Corporation are kept or at such place as shall be designated by the majority Stockholder.

                               ARTICLE VIII - SEAL

      The Board of Directors may, by resolution, provide for a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary.

                            ARTICLE IX - FISCAL YEAR

      The fiscal year of the Corporation shall end on the 31st day of December in each year.

                             ARTICLE X - AMENDMENTS

      These By-laws may be amended or repealed by a majority vote of the Stockholders.

                              ARTICLE XI - NOTICES

      All notices and other communications hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, or by telex or telecopy. Any notice

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or other communication so transmitted shall be deemed to have been given at the time of delivery, in the case of a communication delivered personally, on the business day following receipt of answer back or telecopy confirmation. in the case of a communication sent by telex or telecopy, respectively, or 10 days after mailing in the case of a communication sent by mail.

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